Exhibit 4.2

CONSENT

THIS CONSENT dated as of May 12, 2006 is made in connection with that certain Loan Agreement (the “Senior Credit Agreement”) dated as of September 15, 2004 among THERMACLIME, INC., an Oklahoma corporation (“ThermaClime”), each subsidiary of ThermaClime listed as a “Borrower” on the signature pages of the Senior Credit Agreement a Cherokee Nitrogen Holdings, Inc. (together with ThermaClime and such subsidiaries, each a “Borrower” and collectively, jointly and severally, the “Borrowers”), ORIX CAPITAL MARKETS, LLC, a Delaware limited liability company (“ORIX”), as agent for the Lenders such capacity, together with any successor or replacement Agent, the “Agent”), and the Lenders that are now or hereafter at any time parties to the Senior Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Senior Credit Agreement.

WHEREAS, ThermaClime proposes to obtain a loan (the “Loan”) from its parent company LSB Industries, Inc. (“Parent”) in the principal amount of $6,400,000, as evidenced that certain Term Promissory Note (the “Note”), dated May 12, 2006, and to use the proceeds of such loan (the “Loan Proceeds”) solely to repurchase for the face amount thereof including accrued interest thereon, outstanding ThermaClime Notes which are not held by Parent; and

WHEREAS, the Borrowers, Parent and Agent are parties to that certain Subordination Agreement (the “Subordination Agreement”) dated as of May 12, 2006, pursuant to which, alia, the obligations of the Borrowers in respect of the Loan were subordinated to the Senior Obligations in accordance with the terms set forth in the Subordination Agreement; and

WHEREAS, the proposed use of the Loan Proceeds would violate the covenants of the Senior Credit Agreement and therefor requires the consent of the Requisite Lenders.

NOW, THEREFORE, Agent and the undersigned Lenders hereby agree as follows:

Subject to the Loan constituting Permitted Indebtedness under the Senior Credit Agreement, each of Agent and the undersigned Lenders (i) consents to the interest rate of 10.75% per annum provided for in the Note, (ii) consents to the utilization of the Loan Proceeds by ThermaClime solely to repurchase for the face amount thereof, including accrued interest thereon, outstanding ThermaClime Notes which are not held by Parent; provided, however, that such repurchase must be completed within ninety (90) days after the date of the Subordination Agreement, and (iii) waives the covenants in the Senior Credit Agreement to the extent such covenants would be violated solely due to the interest rate under the Note as provided in clause (i) above and the utilization of the Loan Proceeds as provided in clause (ii) above. Nothing contained herein shall be construed as a waiver by Agent or Lenders of any covenant or provisions of the Senior Credit Agreement (other than as expressly set forth herein) or the other Agreements, or any other contract or instrument between Agent and/or Lenders and any Borrower, and the failure of Agent or Lenders at any time or times hereafter to require strict performance by any Borrower of any provision thereof shall not waive, affect or diminish any right of Agent or Lenders to thereafter demand strict compliance therewith. Each of Agent and Lenders hereby reserves all rights granted under the Senior Credit Agreement, the Other Agreements and any other contract or instrument between any Borrower and Agent and/or Lenders.

IN WITNESS WHEREOF, the Agent and the undersigned Lenders have executed this Consent as of the date first above written.

AGENT:

ORIX CAPITAL MARKETS, LLC, as Agent for the Lenders

By:	/s/ Christopher L. Smith
Name:	Christopher L. Smith
Title:	Authorized Representative

LENDERS:

ORIX FINANCE CORP., as a Lender

By:	/s/ Christopher L. Smith
Name:	Christopher L. Smith
Title:	Authorized Representative

ORPHEUS FUNDING LLC By its Manager Guggenheim Investment Management, LLC

By:	/s/ Bill Hagner
Name:	Bill Hagner
Title:	Director and Counsel

By:	/s/ David Hahm
Name:	David Hahm
Title:	Director and Counsel

KC CLO I LIMITED

By:
Name:
Title:

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By: Highland Capital Management, L.P., as Authorized Representatives of the Board

By:
Name:
Title: